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                                                                     Ex-99.(10)

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Complete and Partial Portfolio Holdings - Arrangements to Disclose to Service Providers and Fiduciaries", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated May 12, 2006 in the Registration Statement of UBS Cashfund Inc. (Form N-1A No. 002-60655).





                                                        ERNST & YOUNG LLP


New York, New York
July 25, 2006